EXHIBIT 10


                 AGREEMENT AND GENERAL RELEASE
                 -----------------------------


This AGREEMENT AND GENERAL RELEASE, executed this 6th day of November, 2002, by and between Dennis P.R. Codon (hereinafter referred to as "Employee"), and Union Oil Company of California (hereinafter referred to as "Company") and Unocal Corporation (hereinafter referred to as "Unocal").

     WHEREAS, Employee is currently employed by Company and located in El Segundo, California and is an officer of Company and Unocal;
     WHEREAS, Employee, Company and Unocal wish to end his employment with Company and his status as an officer of Unocal and Company if certain conditions are satisfied.

     WHEREAS, Employee, Company and Unocal have determined they wish to resolve all issues regarding Employee's employment and termination thereof.

     NOW, THEREFORE, in consideration of the mutual promises contained in this AGREEMENT AND GENERAL RELEASE, the sufficiency of which are hereby acknowledged, Company, Unocal and Employee agree as follows:

          1. Employee shall resign as an officer of Unocal and Company effective December 31, 2002 or such earlier date as is mutually acceptable to the parties.

          2. Employee shall be a "Consulting Employee" for the period January 1, 2003 (or the effective date following his resignation under paragraph if earlier) through September 30, 2003 (the "Employment Period") reporting to the Chief Executive Officer of Unocal. As a Consulting -- Employee, Employee shall continue to be an Employee for all purposes. During the Employment Period Employee will continue to be paid his current base salary, accrue benefit service under the Unocal Retirement Plan and otherwise continue to be eligible for the Company's benefit plans such as 401k contributions, health insurance, vacation pay, etc. that are generally applicable to full time employees at his current salary grade. Thereafter, Employee and his dependents shall be eligible to receive all retiree health and welfare benefits generally applicable to a Company employee in Employee's employment category. During the Employment Period, Employee shall not be adversely affected by an amendment to retiree or retiree medical benefits, including without limitation the amount of Employee's Pension Bonus Service under the Unocal Retirement Plan, except where such amendment would also apply to senior Company executives.

          3. Employee shall be paid his accrued but untaken vacation in the approximate amount of $62,000 (Sixty-two Thousand Dollars) less applicable withholding on or before January 15, 2003. Employee shall accrue additional vacation while a Consulting Employee, which shall be paid on or before October 15, 2003.

          4.   Employee  shall  be  eligible  to  receive  financial  counseling
               services  at  Company  expense  through   December  31,  2003  in
               accordance with existing Company policies,

          5. Employee shall be eligible to receive a Revised Incentive Compensation Plan Award for calendar year 2002. Said award shall be determined based on the percentage of target awards payable to corporate department employees of Company in salary grade X-08 based on Company performance but without any adjustment for individual performance.

          6. For Calendar year 2003 Employee shall be entitled to the greater of (a) 75% (seventy-five) percent of the Revised Incentive Compensation Award that would be payable to corporate department employee in salary grade X-08 based on Company performance but without any adjustment for individual performance or (b) 75% (seventy-five percent) of the target Revised Incentive Compensation Plan Award for an employee in salary grade X-08 without adjustment for Company or individual performance.

          7. During the Employment Period Employee may perform services for others so long as Employee remains reasonably available for telephonic consulting and such services do not conflict with the obligations of paragraph 16 below. Employee agrees that he will resign as a Consulting Employee in the event he becomes employed by a company in the business of oil and gas exploration and production or by a government body that regulates or otherwise has oversight over the activities of the Company. In the event Employee resigns as a Consulting Employee or dies during the Employment Period, he shall be paid the remaining portion of his base salary for said period in a single sum within 30 days of such resignation.

          8.   Employee  shall   terminate  his  employment   with  the  Company
               effective October 1, 2003, unless he has resigned prior to such date.

          9. Employee shall receive the sum of $1,415,522 (One Million, four Hundred fifteen Thousand Five Hundred and Twenty-two Dollars) less applicable withholding on or before March 30, 2003.

          10. Employee's termination of employment shall not be deemed "Voluntary" or "For Cause" under that Promissory Note dated as of March 16, 2000. Therefore, the acceleration of the payment due date under said Promissory Note to 60 days following termination of employment shall not be applicable to Employee.

          11. Employee's termination of employment, shall be treated as "at the convenience of the Company" pursuant to the Long-Term Incentive Plan of 1991, the Long-Term Incentive Plan of 1998 and the Revised Incentive Compensation Plan. Therefore, Employee shall be entitled to the delivery of shares of Restricted Stock, payment of Performance Shares and the extended period to exercise vested stock options applicable under the terms of said Plans upon a termination of employment at the convenience of the Company. The amount of the Employee's vested stock options, performance shares and restricted stock, as well as a pro-ration of such awards resulting from his termination are indicated in Attachment A, assuming he remains a Consulting Employee through the Employment Period. Other than the calendar year 2002 Revised Incentive Compensation Plan Award, Employee shall not receive awards of grants under the Long-Term Incentive Plan of 1998, the Revised Incentive Compensation Plan, the Annual Incentive Plan or similar plan of the Company after December 31, 2002. This shall not affect his rights with respect to awards granted prior thereto.

          12. Employee shall be paid the account balances under the Supplemental Savings Plan as indicated on Section I of Attachment A, including accrued interest to December 31, 2002 and the deferred cash portion of the Revised Incentive Compensation Plan ("ICP") awards as indicated in Attachment A.

          13. In the event a transaction is publicly announced that if completed would constitute a "Change of Control" of Unocal (as defined in the Long-Term Incentive Plan of 1998) prior to October 1, 2003 and a Change of Control of Unocal is consummated by any party or parties prior to October 1, 2005 then Employee shall receive the sum of $911,970 (Nine Hundred and Eleven Thousand, Nine Hundred and Seventy Thousand Dollars), less applicable withholding, payable within 60 days of said Change of Control.

          14. Employee shall not be entitled to any other severance-type benefits, including without limitation, Unocal Redeployment Program or Unocal Termination Allowance Plan benefits, except as specifically noted above. Employee shall not be entitled to any payments under the Unocal Employee Agreement dated July 28, 1998 by and between Employee and Unocal Corporation. The parties understand that this Agreement and General Release is a full settlement of all of Employee's rights under said Employment Agreement.

          15. Employee has been granted a Performance Bonus Award pursuant to the Long-Term Incentive Plan of 1998 and as a recipient of a Unocal 2000 Executive Stock Purchase Program Award. Employee's termination will be treated thereunder as other than a "Voluntary Termination" or a "Termination for Cause". Therefore, Employee will be entitled to payment of a Performance Bonus as if he had remained in employment during the full Award Period, including without limitation any payment under the Change Of Control provisions thereof. He shall be treated in the same manner as any other recipient of a Performance Bonus Award who did not terminate employment during the Award Period. Notwithstanding the above, Employee shall be treated no less favorably with respect to the Unocal 2000 Executive Stock Purchase Program, including the loan thereunder, as any other employee who participated in the program.

          16. All technical, business or other information, including all documents, material and intellectual and tangible work product, which is developed or received by Employee in connection with Employee's work hereunder, or which is or has been otherwise disclosed to Employee by Company either orally or in writing, is the exclusive property of Company, and Employee agrees to maintain such information in strict confidence and not to use such information other than in work for Company. The foregoing shall not apply to information which Employee can show either (i) is already known to Employee other than as a result of work performed hereunder or from prior work for the Company (ii) is or becomes part of the public domain, other than by Employee's fault or (iii) is required to be disclosed by applicable law.

               Employee's   obligations   under  this  paragraph  shall  survive
               termination   of   this    Agreement.

          17.  GENERAL RELEASE
               ---------------

               Except for the rights of Employee hereunder, in consideration for this Agreement, Employee hereby releases and forever discharges Company and Unocal Corporation and their respective predecessors, successors, partners, assigns, employees, shareholders, owners, officers, directors, agents, attorneys, subsidiaries, divisions, and affiliates (jointly referred to as "Released Parties") from any and all claims, demands, causes of action, obligations, damages, attorneys' fees, costs and liabilities of any nature whatsoever, whether or not now known, suspected or asserted, which Employee may have or claim to have against the Released Parties relating in any manner to Employee's employment with the Company and/or the termination of such employment, and hereby covenants not to assert such claims through a lawsuit, an administrative proceeding or otherwise. This General Release includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination or claims arising out of any legal restrictions on the Company's rights to terminate its employees, including without limitation of the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, and the Civil Rights Act of 1991.

               Except as specifically provided herein, nothing in this Agreement shall affect in any way, apply to, increase, or diminish, any rights which Employee has with respect to retirement benefits or with respect to any previously established policy or plans of the Company outside of this Agreement.

               This Agreement shall not in any way limit Employee's right to assert claims, including through a lawsuit, for the actions of the Released Parties that occur subsequent to the date this Agreement is executed by the parties, except to the extent such actions of Released Parties are expressly provided for in this Agreement.



          18.  Waiver
               ------

               Employee waives all rights under Section 1542 of the Civil Code of California. That section reads as follows:

                    "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

               Notwithstanding the provisions of Section 1542 or any similar law of any other state, and to provide a full and complete release of Released Parties, Employee expressly acknowledges that this Retention Agreement and General Release is intended to include, without limitation, all claims which Employee does not know or suspect to exist in his favor at the time of execution of this document, and that the settlement agreed upon completely extinguishes all such claims.

          19. Employee shall not disclose the terms of this Agreement to any third party, including current or former employees of the Company, except for those employees who are involved in administering matters related to or arising in connection with this Agreement. In the event of any unauthorized disclosure, Company may immediately terminate Employee's employment without any penalty or any obligation under this Agreement. The Company will only invoke this provision on compelling evidence that Employee has intentionally breached the foregoing provision. At the time of execution of this Agreement, Company agrees that it has no knowledge of any unauthorized disclosure by Employee as such disclosure is referred to in this paragraph.

               Notwithstanding the foregoing, Employee may disclose this Agreement to his attorney, accountant, tax advisor, spouse or spouse's attorney (after first instructing them and obtaining their agreement to not disclose this Agreement to others except as required by law or professional rules) as well as to taxation authorities and as required by law.

          20. In addition to any indemnification obligations Company has or may have under applicable law, Company shall indemnify Employee for any and all costs, expenses, awards, claims, judgments, attorneys; fees or any other damages or injury to Employee for Employee's actual or alleged actions or failure to act during his employment with Company including Employee's employment as a Consulting Employee, unless Company under its standard policy on such matters would not have so indemnified Employee for such actions or failure to act were he still actively employed at his current salary level and position.

          21. Company shall pay 90% (ninety percent) of Employee's out-of-pocket litigation expenses, including reasonable attorney's fees, in connection with any judicial proceeding to enforce this Agreement or construe or determine the validity of this Agreement, if the Employee is substantially successful in such proceeding.


          22. This AGREEMENT AND GENERAL RELEASE is a full and complete expression of the intent of the parties with respect to the subject matter of this Agreement. No other agreement or representation, express or implied, has been made by either party with respect to the subject matter of this Agreement.

          23. This AGREEMENT AND GENERAL RELEASE may not be modified except by a written agreement signed by both Employee and by a Vice President of Union Oil Company of California.

          24. This AGREEMENT AND GENERAL RELEASE shall be interpreted to be valid to the full extent possible under the laws of the State of California.

          25. Employee warrants and represents that he has not assigned or in any way transferred any claim related to the subject matter of this AGREEMENT AND GENERAL RELEASE and that he will not allow or assist in such transfer or assignment in the future.

          26. This AGREEMENT AND GENERAL RELEASE shall not constitute an admission by any Released Party of any wrongful action or inaction whatsoever.

          27. Company may not assign this Agreement, except that Company's obligations hereunder shall be binding legal obligations of Company and Unocal Corporation and any successor to all or substantially all their business by sale, merger, consolidation or otherwise.

          28. Employee agrees that this AGREEMENT AND GENERAL RELEASE is understood by Employee and is voluntarily entered into by the Employee.

          29. The payments and benefit provided under paragraphs 3, 7, 9 and 13 shall be payable even in the event of Employee's death prior to receipt thereof. Employee may file a written beneficiary designation for any such payments in the form of Attachment C. The last such designation received by Company prior to his death shall control any such payments. In the absence of a valid election, payments shall be made to Employee's estate or legal representative.

          30. Employee acknowledges that he has been advised of his right to consult with an attorney regarding the effect of this Agreement prior to signing it. Employee has been advised of his right to take at least twenty-one (21) days to study and review this Agreement before signing. Employee also understands he has the right to revoke this Agreement for seven (7) days after signing it. If signed by both parties, this Agreement will become effective upon the end of said seven (7) day period.

          31. This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against Employee, Company or any Release. This Agreement shall be governed by the statutes and common law of the State of California.


     IN WITNESS WHEREOF, this AGREEMENT AND GENERAL RELEASE has been executed in duplicate originals.

UNION OIL COMPANY OF CALIFORNIA
 AND UNOCAL CORPORATION


By: /S/Timothy Ling
      ------------

                             /s/  Dennis P.R. Codon
                                  -----------------
                                  Signature

                                  Dennis P.R. Codon
Timothy Ling                      -----------------
------------                      Print Name
Print Name
                                  November 6, 2002
November 6, 2002                  ----------------
----------------                  Date
Date

                  ATTACHMENT A TO AGREEMENT AND GENERAL RELEASE


     I.                   ICP Cash Deferred
                          -----------------

              $ 10,000.00           1998 ICP Deferral
              $  2,880.35           Interest Earned thru 9/30/02
              ------------

              $ 12,880.35           Balance as of 9/30/02

              $140,000.00          2001 ICP Deferral
              $ 15,814.97          2002 Salary Deferred to Date
              $  7,675.62          Interest Earned thru 9/30/02
              ------------
              $163,490.59          Balance as of 9/30/02
              -----------

              $176,370.94          Total



     II.                Supplemental Savings Plan
                        -------------------------

                                                                     Balance
                     Accrued          Accrued Co.      Accrued    through Cycle
         Year        Principal         Contribution    Interest       2002-21

         1997        $  6,460.00                       $    0.00
         1998        $  7,400.16                       $  635.09
         1999        $  8,200.32                       $1,105.34
         2000        $  9,900.24                       $2,221.87
         2001        $ 12,150.24                       $2,905.45
         2002        $  6,356.07        $621.88        $3,091.65    ___________
                     -----------        -------        ---------

           Total     $ 50,467.03        $621.88        $9,959.40    $61,048.31

                  ATTACHMENT C TO AGREEMENT AND GENERAL RELEASE

                             BENEFICIARY DESIGNATION
                             -----------------------



I, Dennis P.R.Codon, (Employee) hereby designate the following person(s) as Beneficiary for any payments due at the time of my death under Sections 2, 4, 5, 6, 8 and 11 of my AGREEMENT AND GENERAL RELEASE with Union Oil Company of California, dba Unocal.



Name:                        __________________________


Address:                __________________________


Relationship:           __________________________


Interest (%):           __________________________



Name:                   _______________________________


Address:           _______________________________


Relationship:      _______________________________


Interest (%):      _______________________________









codonagrmt.doc